Exhibit 99.7

NOTICE OF GUARANTEED DELIVERY

for shares of Common Stock of

PPG INDUSTRIES, INC.

Offer to Exchange

All Shares of Common Stock of

EAGLE SPINCO INC.

which are owned by PPG Industries, Inc. and

will be converted into Shares of Common Stock of

GEORGIA GULF CORPORATION

for

Shares of Common Stock of PPG Industries, Inc.

Pursuant to the Prospectus, dated [—]

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME ON [—], UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF PPG COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the exchange offer, as set forth in the Prospectus, dated [—] (the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”) in the following circumstances:

(1) if certificates representing shares of PPG Industries, Inc. (“PPG”) common stock, par value $1.66 2/3 per share (“PPG common stock”), are not immediately available;

(2) if shares of PPG common stock or other required documents cannot be delivered to Computershare Investor Services (the “exchange offer agent”) on or before the expiration of the exchange offer; or

(3) if the procedures for book-entry transfer cannot be completed on a timely basis.

This Notice of Guaranteed Delivery may be transmitted by facsimile or mailed to the exchange offer agent as described in the Prospectus and must include a guarantee by an “eligible institution” (as defined in the Letter of Transmittal). Additional information can be found in the section entitled “This Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus. Only registered shareholders (including any participant in The Depository Trust Company whose name appears on a security position listing as the owner of shares of PPG common stock) may submit this Notice of Guaranteed Delivery.

The exchange offer agent for the exchange offer is: Computershare Investor Services
By Mail:	By Facsimile:	By Overnight Courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone (781) 575-2332	Computershare c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear on such Letter of Transmittal in the applicable space provided in the signature box.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (I) THE SHARES OF PPG COMMON STOCK LISTED ON THIS NOTICE, (II) A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED), OR, IN THE CASE OF SHARES DELIVERED THROUGH THE DEPOSITORY TRUST COMPANY, AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS) AND (III) ANY OTHER REQUIRED DOCUMENTS WILL IN FACT BE DELIVERED TO THE EXCHANGE OFFER AGENT NO LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE THIRD NEW YORK STOCK EXCHANGE TRADING DAY AFTER THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED TO THE EXCHANGE OFFER AGENT. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Ladies and Gentlemen:

The undersigned hereby tenders to PPG Industries, Inc. (“PPG”) the number of shares of PPG common stock, par value $1.66 2/3 per share (“PPG common stock”), set forth below, on the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, as amended or supplemented, which together constitute the offer by PPG to exchange all shares of Eagle Spinco Inc., common stock, par value $0.001 per share, which are owned by PPG and will be converted into shares of Georgia Gulf Corporation common stock, par value $0.01 per share, for tendered shares of PPG common stock pursuant to the guaranteed delivery procedures set forth in the Prospectus in the section entitled “This Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

Number of shares of PPG common stock to be tendered and share certificate number(s) (if available)

(attach additional sheet if necessary)

Check box if shares of PPG common stock will be tendered by book-entry transfer through an account maintained by The Depository Trust Company:  ☐

Account Number:                              (if known)

Dated:

Signature:
Registered Holder’s Signature(s)

Name(s) of Record Holder(s):
Please type or print your name(s) here

Address(es):
Please type or print address, including zip code

ODD-LOT SHARES

This section is to be completed ONLY if shares of PPG common stock are being tendered by or on behalf of a person owning beneficially less than 100 shares of PPG common stock who wishes to tender all such shares of PPG common stock. Check one:

☐	By checking this box, I represent that I own beneficially less than 100 shares of PPG common stock and am tendering all my shares of PPG common stock.

☐	By checking this box I represent that I am a broker, dealer, commercial bank, trust company or other nominee who (1) is tendering for the beneficial owners thereof, shares of PPG common stock with respect to which I am the record owner; and (2) believes, based upon representations made to me by each such beneficial owner, that such owners own beneficially less than 100 shares of PPG common stock and are tendering all such shares of PPG common stock.

GUARANTEED DELIVERY

(Not to be used for signature guarantees)

The undersigned, a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, a “U.S. eligible institution”) (i) represents and guarantees that the above-named person(s) own(s) the shares of PPG common stock tendered hereby within the meaning of Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such shares of PPG common stock complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the exchange offer agent within three New York Stock Exchange trading days after the date hereof (a) all shares of PPG common stock tendered hereby, in proper form for transfer (or, with respect to shares tendered through The Depository Trust Company, a confirmation of book-entry transfer with respect to such shares of PPG common stock into the exchange offer agent’s account at The Depository Trust Company), (b) the Letter of Transmittal, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered through The Depository Trust Company, an agent’s message (as defined in the Prospectus) and (c) any other required documents.

The U.S. eligible institution that completes this form must communicate the guarantee to the exchange offer agent and must deliver the Letter of Transmittal and certificates for shares of PPG common stock, or confirmation of book-entry transfer and an agent’s message, and any required documents to the exchange offer agent within the time period set forth herein. Failure to do so could result in a financial loss to such U.S. eligible institution.

Name of Firm:

Address:

(Zip Code)

Telephone No.(s):	( )

Authorized Signature:

Printed Name:

Title:

Dated:
Please Type or Print

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE EXCHANGE OFFER AGENT WITH THE LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES TENDERED THROUGH THE DEPOSITORY TRUST COMPANY).